[graph] This proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of CSB Bancorp, Inc. ("CSB") hereby appoints J. Thomas Lang, H. Richard Maxwell and Samuel M. Steimel as Proxies, each of them with the power to appoint his substitute, and hereby authorizes them to represent and vote all shares of CSB that the undersigned is entitled to vote at CSB's 2000 Annual Meeting of Shareholders to be held at the Carlisle Village Inn, Walnut Creek, Ohio 44687, on Wednesday, April 12, 2000, at 7:00 p.m., or on such other date as such meeting is rescheduled, and at any adjournment thereof, upon the matters indicated below and as described in the Proxy Statement, as well as upon any other business properly coming before the meeting.

At this time, it is not known whether there will be cumulative voting for the election of directors at the meeting. If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named above full discretion and authority to vote cumulatively, and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

1. Election of Directors. The Board of Directors has nominated Daniel J. Miller, Samuel P. Riggle, Jr. and David C. Sprang, each for three-year terms for election as directors.

__ FOR the election of all nominees. __ FOR, EXCEPT WITHHOLD AUTHORITY __ WITHHOLD AUTHORITY

to vote for the following nominee(s). to vote for all nominees.

2. In their discretion, to act upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undernamed shareholder. If no direction is made, this proxy will be voted for election of all nominees listed on the front side of this proxy.

We have indicated below the number of shares you own, based upon our records, as of the record date February 25, 2000. When shares are owned by more than one person, all owners must sign. When signing as an attorney, executor or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as name(s) appears below.

Dated: ______________________ 2000.

______________________________________

Signature

Please mark, date, sign and return this proxy ______________________________________

card promptly, using the enclosed envelope. Signature